                                                                      EXHIBIT 10


COMMITTED LINE OF CREDIT NOTE                                         PNCBANK

$4,000,000.00                                                  March 21, 1997

FOR VALUE RECEIVED, RMH Teleservices, Inc. (the "BORROWER"), with an address at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19040, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "BANK"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) (the "FACILITY") or such lesser amount as may be advanced to or for the benefit of the Borrower under the Letter Agreement referred to in Section 6 hereof together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. INTEREST RATES AND CALCULATION OF INTEREST. Amounts outstanding hereunder shall accrue interest as set forth in the Letter Agreement.

2. ADVANCES. The Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The "EXPIRATION DATE" shall mean April 1, 1998, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the initial Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

3. PAYMENT TERMS. Borrower shall pay accrued interest on the unpaid principal balance of the Loans in arrears: (a) monthly on the first day of each month with respect to interest accruing at other than the Euro-Rate Option (as defined in the Letter Agreement), (b) on the last day of the related Euro-Rate Interest Period (as defined in the Letter Agreement) with respect to interest accruing at the Euro-Rate Option, and (c) for all Loans, at maturity (including by reason of acceleration) of this Note, and after maturity, on demand until paid in full. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. DEFAULT RATE. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two (2) percentage points in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "DEFAULT RATE"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5. PREPAYMENT. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

6. OTHER LOAN DOCUMENTS. This Note is issued in connection with Letter Agreement (the "Letter Agreement") of even date between Bank and Borrower, the terms of which are incorporated herein by reference (the "LOAN DOCUMENTS"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

7. EVENTS OF DEFAULT. The occurrence of any of the following events will be deemed to be an "EVENT OF DEFAULT" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note within 3 days after notice is given by Bank that the same is due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor;
(iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 60 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and, unless any lien shall attach on any Obligor's property by reason of such judgment or any levy or execution thereon, the failure of such Obligor to discharge the judgment within 60 days of the entry thereof; (viii) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (ix) the Borrower ceases doing business as a going concern; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (xi) the death or legal incompetency of any individual Obligor or, if any Obligor is a partnership, the death or legal incompetency of any individual general partner; (xii) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xiii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank, subject to any applicable notice or grace periods. As used herein, the term "OBLIGOR" means any Borrower and any Guarantor, and the term "GUARANTOR" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal
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balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable;
(d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

8. POWER TO CONFESS JUDGMENT. THE BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR THE BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE.

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS.

9. RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

10. MISCELLANEOUS. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.


WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

                                              RMH TELESERVICES, INC.


Attest: /s/ Nancy M. Manger                   By: /s/ Richard Altus
        --------------------------------          ---------------------------

Print Name: Nancy M. Manger                   Print Name:  Richard Altus
            ----------------------------                 --------------------

Title: Exec. Assist.                          Title:  CFO
       ---------------------------------            -------------------------


                                      -2-
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March 21, 1997



Mr. Richard Altus
RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010

RE:      $4,000,000.00 COMMITTED LINE OF CREDIT; LETTER OF CREDIT

Dear Mr. Altus:

We are pleased to inform you that PNC Bank, National Association (the "Bank") has approved your request for the credit facilities described herein for RMH Teleservices, Inc. (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. As your primary bank, we want to supply all your banking needs. All the details regarding these credit facilities are outlined in the following sections of this letter.


1. Line of Credit and Use of Proceeds. The first credit facility is a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this letter, will make advances to the Borrower from time to time until the Expiration Date, in an amount in the aggregate at any time outstanding not to exceed $4,000,000.00 (the "Line of Credit"). The "Expiration Date" means April 1, 1998, or such later date as may be designated by the Bank by written notice to the Borrower. Advances may be used for working capital or other general business purposes of the Borrower.

2. Interest Rate Options for the Line of Credit. Principal outstanding under the Line of Credit shall bear interest at a rate per annum selected by Borrower from the interest rate options set forth below (each, an "Option"), it being understood that Borrower may select different Options to apply simultaneously to different portions of principal of the Line of Credit and may select up to eight (8) different interest periods to apply simultaneously to different portions of principal of the Line of Credit bearing interest under the Euro-Rate Option as set forth below. There are no required interest periods for principal bearing interest under the Base Rate Option:
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RMH Teleservices, Inc.
March 21, 1997
Page 2

                           i. Base Rate Option. A rate of interest per annum
                  (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to rate of interest announced from time to time by Bank at its principal office as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by Bank (the "Prime Rate") minus one-half of one (.5) percentage point. If and when the Prime Rate changes, the rate of interest on principal of the Line of Credit bearing interest under the Base Rate Option will change automatically without notice to Borrower, effective on the date of any such change.

                           ii. Euro-Rate Option. For the Euro-Rate Interest
                  Period selected and the amount of principal of the Line of Credit selected, a rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (a) the Euro-Rate plus (b) ninety-five (95) basis points. For the purpose hereof, the following terms shall have the following meanings:

                           "Euro-Rate" shall mean, with respect to the principal of any amount of the Facility bearing interest under the Euro-Rate Option for any Euro-Rate Interest Period, the interest rate per annum determined by Bank at or about 11:00 a.m. (eastern time) two (2) Business Days prior to the commencement of a Euro-Rate Interest Period by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such principal amount and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                           "Euro-Rate Interest Period" shall mean the period one, two, three, four or six months selected by Borrower commencing on the date on which a Euro-Rate Option is elected to commence; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding
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RMH Teleservices, Inc.
March 21, 1997
Page 3


                           Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

                           "Euro-Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day which is applicable to Bank as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                           "Business Day" shall mean a day, other than a Saturday or Sunday, on which Bank is open for business.

         If Bank reasonably determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro- Rate, then Bank shall give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist (which notice Bank agrees to promptly provide after such circumstances no longer exist), (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all principal then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option at the expiration of the then current Euro-Rate Interest Period(s).

         In addition, if, after the date of this Agreement, Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, which, in each case, occurs after the date hereof, shall make it unlawful or impossible for Bank to make or maintain or fund loans under the Euro-Rate Option, Bank shall notify Borrower. Upon receipt of such notice, until Bank notifies Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all principal then bearing interest under the Euro-Rate
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RMH Teleservices, Inc.
March 21, 1997
Page 4

         Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if Bank may lawfully continue to maintain principal under the Euro-Rate Option to such day, or (ii) immediately if Bank may not lawfully continue to maintain principal under the Euro-Rate Option.

         Subject to the other terms and conditions of this Agreement, at the end of each interest period Borrower may renew the Option applicable to such principal or convert such principal to a different Option. If no notice of conversion or renewal is received by Bank, Borrower shall be deemed to have converted such principal to the Base Rate Option. Borrower shall notify Bank of each election of an interest rate Option, each conversion from one interest rate Option to another, the amount of principal then outstanding to be allocated to each interest rate Option and the relevant interest periods. Any such election shall be promptly confirmed in writing by such method as Bank may require. Borrower shall indemnify Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by Bank to fund or maintain principal of the Line of Credit bearing interest under the Euro-Rate Option) which Bank sustains or incurs as a consequence of any attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice given to Bank to request, convert, renew or prepay any such principal. If Bank sustains or incurs any such loss, it shall notify Borrower of the amount determined by Bank to be necessary to indemnify Bank for such loss or expense (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Bank deems appropriate). Such amount shall be due and payable by Borrower ten (10) days after such notice is given.

3. Repayment of Line of Credit. Subject to the terms and conditions of this letter, the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable as set forth in the Note.

4. Note. The obligation of the Borrower to repay loans under the Line of Credit shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.
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RMH Teleservices, Inc.
March 21, 1997
Page 5



5. Letter of Credit. Bank has heretofore issued for Borrower's account an Irrevocable Standby Letter of Credit, a copy of which is attached hereto as Exhibit "B" (the "Letter of Credit"), and, in connection therewith, has executed and delivered to Bank a Reimbursement Agreement dated March ___, 1997 (the "Reimbursement Agreement"). Borrower hereby confirms all of its obligations to Bank in connection therewith and, in addition to the terms of the Reimbursement Agreement, agrees to comply with the provisions hereof which are applicable to the Letter of Credit.

6. Covenants. Unless compliance is waived in writing by the Bank or until payment in full and termination of the Line of Credit and surrender and/or expiration of the Letter of Credit and payment in full of all reimbursement obligations as set forth in the Reimbursement Agreement:


         (a) The Borrower will promptly submit to the Bank such information relating to the Borrower's affairs, including budgets and forecasts as requested, as the Bank may reasonably request.

         (b) The Borrower will not make, suffer or permit any change in the nature of its business as carried on as of the date of this letter.

         (c) The Borrower will comply with the financial, reporting and other covenants included in Exhibit "A" hereto. All financial covenants will be calculated on a consolidated basis for the Borrower and its consolidated Subsidiaries (herein, the "Consolidated Group"), and all financial statements shall be consolidated financial statements for the Consolidated Group. Borrower represents to Bank that Borrower's fiscal year is October 1 - September 30.

7. Representations and Warranties. To induce the Bank to extend the Line of Credit and the Letter of Credit and upon the making of any advance to the Borrower under the Line of Credit, the Borrower represents and warrants as follows:

         (a) The Borrower's latest financial statements provided to the Bank are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, of the Consolidated Group, and the results of the Consolidated Group's operations for the period specified therein. The Borrower's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject in the case of interim statements to normal year-end adjustments. Since the date of the latest financial statements provided

RMH Teleservices, Inc.
March 21, 1997
Page 6

                  to the Bank, neither the Borrower nor any Subsidiary (as defined in Section 7(h) hereof) has suffered any damage, destruction or loss which has materially adversely affected its business, assets, operations, financial condition or results of operations.

         (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its executive officers or directors for any such action, suit, proceedings or investigation.

         (c) The Borrower and each Subsidiary has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

         (d) Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing and the failure to be so qualified would have a material adverse effect on the Borrower's or such Subsidiary's financial condition.

         (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate action and when executed and delivered by the Borrower, this Letter Agreement and the other loan documents executed and delivered pursuant hereto will constitute the legal, valid and binding obligations of, the Borrower enforceable in accordance with their terms, except as may be limited by bankruptcy or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         (f) There does not exist any default or violation by the Borrower or any Subsidiary of or under any of the terms, conditions or obligations of: (i) its organizational documents; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or

RMH Teleservices, Inc.
March 21, 1997
Page 7


                  (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower or such Subsidiary by any law or by any governmental authority, court or agency where the failure to comply with which would have a material adverse effect on Borrower's or such Subsidiary's financial condition.

         (g) Except for Permitted Liens identified in Exhibit "A" hereto, there re no liens or security interests in any of Borrower's or any Subsidiary's assets or properties.

         (h) Borrower has no subsidiaries (meaning an entity 50% or more of the capital stock of which is owned by Borrower directly or indirectly through one or more other subsidiaries) other than Teleservices Management Company and Teleservices Technology Company (the "Subsidiaries") and that Borrower is not a subsidiary of any other entity.

8. Fees and Expenses. (a) Borrower shall, concurrently with the execution hereof, pay to the Bank a non-refundable Commitment Fee for the Line of Credit of $11,000.00. In the event that the Bank in its discretion agrees to renew the Line of Credit for an additional one (1) year period past April 1, 1998 on the identical terms hereof, including without limitation as to rate of interest, financial and other covenants, the maximum loan amount and the security designated herein, Bank agrees that no additional Commitment Fee will be assessed by it in connection with such renewal.

                             (b) The Borrower will reimburse the Bank for the Bank's out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches. The Borrower shall also reimburse the Bank for the Bank's expenses in documenting and closing this transaction, including Bank's attorneys' fees in an amount not to exceed $3,000 plus out-of-pocket costs and expenses.

9. Depository. The Borrower will establish and maintain at the Bank the Borrower's primary depository accounts.

10. Additional Provisions. Before the first advance under the Line of Credit, the Borrower agrees to sign and deliver to the Bank the Note and other required documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. In addition, Borrowers' Counsel shall deliver a written opinion addressed to the Bank in a form satisfactory to the Bank. The Bank will not be obligated to make any advance under the Line of Credit if any Event of Default (as defined in the Note) or event which with

RMH Teleservices, Inc.
March 21, 1997
Page 8


         the passage of time, provision of notice or both would constitute an Event of Default under the Note shall have occurred. Upon any Event of Default, Borrower will pay to Bank, in addition to all principal, interest and other amounts owing, cash in an amount equal to the face amount of the Letter of Credit, to be held by Bank as security for Borrower's reimbursement obligations in connection therewith.

Prior to execution of the final documents, the Bank may terminate this letter if a material adverse change occurs with respect to the Borrower, or any other person or entity connected in any way with the Line of Credit or the Letter of Credit, or if the Borrower fails to comply with any of the terms and conditions of this letter, or if the Bank reasonably determines that any of the conditions cannot be met.

This letter is governed by the laws of Commonwealth of Pennsylvania. No modification or waiver of any of the terms of this letter will be valid and binding unless agreed to in writing by the Bank. When accepted, this letter and the other documents described herein, including the Reimbursement Agreement, will constitute the entire agreement between the Bank and the Borrower concerning the Line of Credit and the Letter of Credit, and shall replace all prior understandings, statements, negotiations and written materials relating to the Line of Credit and the Letter of Credit.

Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION


By: /s/ Signature
    ----------------------------------

Title: Vice President
       -------------------------------

RMH Teleservices, Inc.
March 21, 1997
Page 9


                                   ACCEPTANCE


With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted this 21st day of March, 1997.

BORROWER:

RMH Teleservices, Inc.


By: /s/ Richard Altus
    ----------------------------------

Attest: /s/ Nancy M. Manger
        ------------------------------

                                   EXHIBIT "A"

                              ADDITIONAL COVENANTS:

I.       Reporting.

         The Borrower will deliver to the Bank:

         (a) Financial Statements for each fiscal year, commencing with fiscal year ending September 30, 1997, within 120 days after fiscal year end, audited and certified without qualification as to scope of audit or going concern matters by an independent certified public accountant acceptable to the Bank. "Financial Statements" means the consolidated and consolidating balance sheet and statements of income and cash flows for the Consolidated Group prepared in accordance with generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).

         (b) Within five (5) days after the filing thereof, a copy of Borrower's quarterly 10-Q filing with the Securities and Exchange Commission.

II.      Financial Covenants.

         (a) The Borrower shall have and maintain, on a consolidated basis for the Consolidated Group, a tangible net worth equal to or greater than $17,000,000.00 as of September 30, 1996. As of September 30, 1997, and as of the end of each fiscal year thereafter, Borrower will have and maintain a tangible net worth of not less than the sum of the then prior fiscal year end minimum tangible net worth plus fifty (50%) percent of net income for the fiscal year then ended plus 100% of the proceeds, net of costs of issuance, of new equity issues for the fiscal year then ended. "Tangible Net Worth" means stockholders' equity in the Borrower less any advances to third parties and all items properly classified as intangibles, in accordance with GAAP.

         (b) The Borrower shall maintain at the end of each fiscal quarter, on a consolidated basis for the Consolidated Group, a Fixed Charge Coverage Ratio of at least 1.10 to 1. "Fixed Charge Coverage Ratio" means net income plus depreciation plus amortization plus Unfunded Capital Expenditures minus dividends, divided by the sum of Current Maturities of long term debt plus interest expense, all for the four (4) fiscal quarters then ended. "Current Maturities" means the current principal maturities of all indebtedness for borrowed money (including but not limited to capitalized lease obligations) having an original term of one year or more, but excluding the Line of Credit. "Unfunded Capital Expenditures" means capital expenditures made from the Borrower's funds other than borrowed funds (other than from advances under the Line of Credit).

III.      Negative Covenants.

         (a) The Borrower will not, nor suffer or permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements; provided, however, that the foregoing restrictions shall not prevent the Borrower or any Subsidiary from (herein, "Permitted Liens"):

                  (i) incurring liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;

                  (ii) making pledges or deposits to secure obligations under workers' compensation laws or similar legislation;

                  (iii) granting liens or security interests in favor of the Bank;

                  (iv) granting purchase money liens in the assets acquired with the proceeds of, and as security for, purchase money indebtedness permitted to be incurred pursuant to subpart
                  (b)(iv) hereof; or

                  (v) maintaining that certain lease dated November 29, 1996 heretofore entered into with Chase Equipment Leasing, Inc. relative to Borrower's lease of specific equipment pursuant thereto.

         (b) The Borrower will not, nor suffer or permit any Subsidiary to, create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except (i) indebtedness to the Bank, (ii) open account trade debt incurred in the ordinary course of business, (iii) other indebtedness disclosed on the Borrower's latest Financial Statements which have been provided to the Bank prior to the date of this letter, or (iv) purchase money indebtedness (including capitalized lease obligations) incurred for the acquisition of fixed assets, limited in amount to $250,000 at any time outstanding in the aggregate for Borrower and all Subsidiaries.

         (c) The Borrower will not, nor suffer or permit any Subsidiary to, liquidate, merge or consolidate with any person, firm, corporation or other entity other than a merger of one or both Subsidiaries into Borrower or into each other, or sell, lease, transfer or otherwise dispose of all or any part of its property or assets, whether now owned or hereafter acquired, other than sales of inventory in the ordinary course of business and disposition of equipment which in Borrower's reasonable judgment are no longer used or useable in the operation of Borrower's or such Subsidiary's business in the ordinary course thereof.

         (d) The Borrower will not, nor suffer or permit any Subsidiary to, make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.

         (e) The Borrower will not, nor suffer or permit any Subsidiary to, make or have outstanding any loans or advances to or otherwise extend credit to any person, firm or corporation, except accounts receivable in the ordinary course of business and other than advances by the Subsidiaries to Borrower. Borrower specifically agrees, without limitation, that Borrower will not make or suffer or permit to exist or be outstanding any loans or advances to any Subsidiary, and Borrower hereby represents to Bank that there are no outstanding loans or advances to any Subsidiary as of the date hereof.